                                                                   Exhibit 10.30

                          INTELLECTUAL PROPERTY LICENSE
                          -----------------------------

                  THIS LICENSE AGREEMENT dated this 1st day of November, 1999, by and between GLENAYRE ELECTRONICS, INC. ("Electronics"), a Colorado corporation having a place of business at 5935 Carnegie Boulevard, Charlotte, North Carolina 28209, on behalf of itself, its parent corporation Glenayre Technologies, Inc., and all of their respective subsidiaries except WMC (collectively, "Glenayre") and WESTERN MULTIPLEX CORPORATION, a California corporation having a place of business at 1196 Borregas Avenue, Sunnyvale, California 94089 ("WMC").

                  WHEREAS, pursuant to the Glenayre Omnibus Intellectual Property Agreement effective December 31, 1994 ("Omnibus Agreement"), Electronics was designated as sole owner of all present and future intellectual property rights of Electronics, GTI and their wholly-owned subsidiaries and granted a royalty-free and non-exclusive license to all such entities other than itself to use such intellectual property rights;

                  WHEREAS, after GTI acquired all of the outstanding capital stock of WMC in April 1995 (the "Glenayre Acquisition"), and WMC became a wholly-owned subsidiary thereof, an addendum to the Omnibus Agreement was executed as of June 20, 1995 (the "Addendum"), whereby WMC was bound to the Omnibus Agreement as if it were an original party thereto;

                  WHEREAS, pursuant to the Acquisition Agreement by and among GTI, GTI Acquisition Corp. and WMC dated as of September 30, 1999 ("Acquisition Agreement"), GTI Acquisition Corp., a wholly-owned subsidiary of GTI that owned the shares of WMC as of such date, has agreed to sell the shares of WMC to WMC Holding Corp.; and

                  WHEREAS, now that WMC shall no longer be a subsidiary of GTI Acquisition Corp., Electronics wishes to license to WMC, and WMC wishes to accept, the license of all intellectual property rights that WMC uses in the Business (as defined in the Acquisition Agreement) and WMC wishes to license, and Glenayre wishes to accept, the license of all intellectual property rights that WMC will own as of the Closing Date (as defined in the Acquisition Agreement); and

                  NOW, THEREFORE, for good and valuable consideration (including that recited in the Acquisition Agreement), the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  Article 1. Grant of Licenses.
                             ------------------

                  Section 1.1. Licenses to WMC. (a) Glenayre hereby grants to
                               ---------------
WMC a worldwide, non-exclusive, royalty-free right and license under any and all intellectual property, including without limitation, patents, patent applications, inventions, copyrights and copyrightable works, software, mask works, databases, technology, systems, know-how, processes, formulae, confidential or proprietary information ("Intellectual Property") that were delivered to or used by WMC prior to the Closing Date and relate to the
LYNX.mini fractional radio development ("LYNX IP"), (i) to continue to use the LYNX IP after the Closing Date and for so long as WMC markets or services the LYNX.mini fractional radio or any successor
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                                                                               2


upgrade product of materially similar functionality; (ii) to make, have made, use, distribute, offer and sell and service the LYNX.mini fractional radio and any successor upgrade product of materially similar functionality; and (iii) subject to Article 5, to copy, distribute and make derivative works based upon the LYNX IP to the extent necessary to service and upgrade the LYNX.mini fractional radio and any successor upgrade product of materially similar functionality.

                  (b) Glenayre hereby grants to WMC a perpetual, worldwide, non-exclusive, royalty-free right and license under any and all Intellectual Property relating to Glenayre's application software platform (as used in the Glenayre GL-C9000 Base Station Controller) that includes the following major functions: Real-time operating system interface, TCP/IP network protocol stack, PPP interface, routing, and network management (the "Software"), (i) to continue to use the Software after the Closing Date to make, have made, use, distribute, offer and sell current and future microwave radio products for the Business; and
(iii) subject to Article 5, to copy, distribute and make derivative works based upon the Software to the extent necessary to service and upgrade WMC's microwave radio products in connection with the Business.

                  (c) Glenayre hereby grants to WMC a worldwide, non-exclusive, royalty-free right and license to use the name "Glenayre" (i) for one year, in connection with WMC's operation of the Business outside the United States and Canada; provided that, WMC may also use the name "Glenayre" within the United States and Canada during such time, solely to the extent such use is on products made by machines imprinted, tooled, dyed, cast or embedded with the name "Glenayre"; (ii) for one year, in connection with the electronic mail address "www.mux.glenayre.com"; provided that, within a reasonable time after the Closing Date, WMC shall make all reasonable efforts to begin transitioning to an e-mail address that does not contain the name "Glenayre"; and (iii) for three years, solely to the extent such use is on internal circuit boards imprinted with the name "Glenayre." The license in the preceding sentence is limited to WMC's use of the name only in immediate proximity to the words "Western Multiplex" or "Western Multiplex Corporation." WMC agrees that all uses of the name shall maintain the quality standards in effect as of the Closing Date.

                  Section 1.2. License to Glenayre. (a) Subject to Glenayre's
                               -------------------
non-competition obligations under Section 5.9 of the Acquisition Agreement, WMC hereby grants to Glenayre a non-exclusive, royalty-free right and license, for the life thereof, under U.S. Patent Application Serial No. 09/033,507, "Method and Apparatus for Isolating High-Frequency Signals in a Multi-Layer Printed Circuit Board" (filed March 2, 1998) and a continuing U.S. Patent Application Serial No. 09/053,045, "Method and Apparatus for Isolating High-Frequency Signals in a Printed Circuit Board" (filed April 1, 1998), and all technology and know-how related thereto, (i) to make, have made, use, distribute, offer and sell current and future products and services in connection with Glenayre's business; and (ii) subject to Article 5, to copy, distribute and make derivative works in connection with Glenayre's business.

                  (b) WMC hereby grants to Glenayre a temporary worldwide, non-exclusive, royalty-free right and license to use any trademarks owned by WMC solely to the extent necessary to allow Glenayre the benefits of Section 5.9(a)(3) of the Acquisition Agreement regarding depletion of current inventory; provided that this license shall expire after six months,
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                                                                               3

even if such depletion is not yet completed. Glenayre agrees that all uses of such trademarks shall maintain the quality standards in effect as of the Closing Date.

                  Section 1.3. No Other Property. Each party acknowledges that
                               -----------------
the licenses granted to it in Article 1 cover only Intellectual Property that the licensing party owns and do not grant to the licensed party any rights or licenses in any Intellectual Property owned by any third parties.

                  Article 2. Ownership of Intellectual Property.
                             -----------------------------------

                  Section 2.1. Ownership. Each party agrees that, as between
                               ---------
itself and the other party, the party licensing any Intellectual Property hereunder is the sole and exclusive owner of all right, title and interest in and to such Intellectual Property, subject to the licensed rights granted hereunder. Each party agrees not to directly or indirectly question, attack, contest or in any other manner impugn the validity and/or enforceability of the other party's Intellectual Property licensed hereunder ("Licensed Property") or its rights therein, including without limitation, in any action in which enforcement of a provision of this Agreement is sought; nor shall either party willingly become a party adverse to the other party in litigation in which a third party contests the validity and/or enforceability of any Licensed Property or such licensing party's rights therein.

                  Section 2.2. Improvements. After the Effective Date, if either
                               ------------
Glenayre or WMC creates any improvements, modifications, derivative works and/or upgrades based upon the other party's Licensed Property ("Improvements"), such party creating the Improvement shall own all Intellectual Property rights therein; provided that, each party shall not, and shall not allow third parties to use any such Improvements in connection with products, services and/or businesses or operations that are beyond the scope of such party's right to use the underlying Licensed Property under Article 1.

                  Article 3. Maintenance. Each party agrees to take actions, pay
                             -----------
fees and execute documents as reasonably necessary to protect and maintain its own Licensed Property, such that the licensed party thereunder does not lose the benefits of this agreement.

                  Article 4. Material Breach and Termination.
                             --------------------------------

                  Section 4.1. Material Breach. In the event that either party
                               ---------------
materially breaches any of its obligations under this Agreement (in such case, the "Breaching Party"), the other party (the "Non-Breaching Party") may, by written notice, require that the Breaching Party take corrective action. The Breaching Party shall immediately take whatever steps are necessary to remedy the breach, at its sole cost and expense. If the Breaching Party does not (i) remedy such breach within 60 days of receipt of such notice or (iii) use its best efforts within such 60-day period to cure such breach and make substantial progress
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                                                                               4

toward cure, the Breaching Party shall immediately cease using any and all Licensed Property affected by the breach until such breach is remedied, and the Non-Breaching Party may apply to a court of competent jurisdiction for appropriate relief. If such court determines that a material breach of this Agreement has occurred and has not been cured, or that the Breaching Party has not made substantial progress towards cure, or that such breach is not capable of being cured in a reasonable amount of time, then the Non-Breaching Party shall be entitled to all rights and remedies available at law or in equity, including without limitation termination of all licenses granted to the Breaching Party herein and the Breaching Party shall be deemed to have irrevocably and unconditionally consented to the entry of an order by a court of competent jurisdiction granting an injunction against further use of the Licensed Property.

                  Section 4.2. Default. Either party may terminate the licenses
                               -------
it has granted under this Agreement at any time, upon written notice, if the other party makes an assignment for the benefit of creditors, admits in writing its inability to pay debts as they mature, has a trustee or receiver appointed for a substantial part of its assets, or, to the extent enforceable under the U.S. Bankruptcy Code, has instituted against it a proceeding in bankruptcy which is acquiesced in, is not dismissed within 120 days, or results in an adjudication of bankruptcy. If such an event occurs, the non-bankrupt party shall have the right, in addition to its other rights and remedies, to suspend the bankrupt party's rights regarding the Licensed Property while the bankrupt party attempts to remedy the situation.

                  Section 4.3. After Termination. Upon termination of any
                               -----------------
license under Article 1, the parties agree to cooperate so as best to preserve the value of the applicable Licensed Property. Upon such termination, the licensed party agrees immediately to discontinue all use of the applicable Licensed Property.

                  Article 5. Confidentiality.
                             ----------------

                  Section 5.1. Technology. Each party shall use commercially
                               ----------
reasonable efforts, including executing all necessary contractual provisions, to prevent unauthorized third parties from modifying, altering, changing, reproducing, reverse engineering, dissembling, decompiling, distributing or copying the other party's licensed property or deriving any source code or algorithms therefrom.

                  Section 5.2. Confidential Information. In connection with this
                               ------------------------
Agreement, each party (each a "Disclosing Party") may each disclose certain Confidential Information (as hereinafter defined) to the other party (each a "Receiving Party"). "Confidential Information," subject to the provisions of
Section 5.4, shall mean (i) any information disclosed by one party to the other either before or after the Closing Date and designated in writing as confidential, proprietary, or marked with words of like import; and (ii) any information orally or visually conveyed, if the Disclosing Party provides specific written notice that such oral or visual communication shall be deemed Confidential Information and delivers such writing to the Receiving Party within 10 days after the oral or visual conveyance.

                  Section 5.3. Restricted Disclosure. Each party acknowledges
                               ---------------------
the confidential and proprietary nature of the other party's Confidential Information and agree that as the Receiving Party, it shall use the same level of care it accords its own confidential information (but in any event, no less than a reasonable standard of care) not to reveal or disclose any Confidential Information for any purpose (except as permitted by the following sentence) to any third party not a Receiving Party, nor use any Confidential Information for any purpose other
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                                                                               5

than as contemplated hereby, in each case, without the prior written consent of the Disclosing Party. In the event that a Receiving Party wishes to disclose Confidential Information to a third party (other than another Receiving Party), it may do so only with the express written consent of the Disclosing Party or if the third party is a reputable party and signs an agreement with the Receiving Party that is appropriate under the circumstances and is reasonably calculated to ensure the confidentiality of the applicable Confidential Information according to terms at least as protective as those set forth in this Section 5. Upon request, the Disclosing Party shall have the right to review such agreements to ensure that the foregoing obligation is fulfilled.

                  Section 5.4. Exceptions. Notwithstanding anything contained
                               ----------
herein to the contrary, Confidential Information shall not include information which:

               (a) at or prior to the time of disclosure by the Disclosing Party was known to or independently developed by the Receiving Party as evidenced by one or more documents, except to the extent unlawfully appropriated by the Receiving Party or third party;

               (b) at or after the time of disclosure by the Disclosing Party becomes generally available to the public through no wrongful or negligent act or omission on the Receiving Party's part;

               (c) is later developed by the Receiving Party independent of any Confidential Information it receives from the Disclosing Party:

               (d) the Receiving Party receives from a third party free to make such disclosure without breach of any legal obligation; or

               (e) is required to be disclosed pursuant to any statute, regulation, order, subpoena or document discovery request, provided that prior written notice of such disclosure is furnished to the Disclosing Party as soon as practicable in order to afford the Disclosing Party an opportunity to seek a protective order (it being agreed that if the Disclosing Party is unable to obtain or does not seek a protective order and the Receiving Party is legally compelled to disclose such information, disclosure of such information may be made without liability).


                  Section 5.5. Injunctive Relief. In view of the difficulties of
                               -----------------
placing a monetary value on the Confidential Information, the Disclosing Party may be entitled to a preliminary and final injunction without the necessity of posting any bond or undertaking in connection therewith to prevent any further breach of this Article 5 or further unauthorized use of Confidential Information. This remedy is separate and apart from any other remedy the Disclosing Party may have.


                  Section 5.6. Remedial Measures. Licensor or Licensee, as the
                               -----------------
case may be, shall notify the Disclosing Party immediately upon discovery of any prohibited use or disclosure of the Confidential Information, or any other breach of this Article 5 by a Receiving Party, and shall fully cooperate with the Disclosing Party to help the Disclosing Party regain possession of
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                                                                               6

the Confidential Information and prevent the further prohibited use or disclosure of the Confidential Information.

                  Article 6. Infringement. Each party agrees to notify the other
                             ------------
party immediately after it becomes aware of any actual or threatened Infringement of the other partys Licensed Property by a third party.

                  Article 7. Bankruptcy. The licenses in Article 1 (excluding
                             ----------
the trademark licenses) shall be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses to rights in "intellectual property" as defined in Section 101 of the Bankruptcy Code. The parties agree that the licensed party thereunder shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. In the event that a bankruptcy proceeding under the Bankruptcy Code is commenced by or against the licensing party, the licensed party shall be entitled, at its option, to: (a) retain all of its rights under this Agreement (including without limitation the rights and licenses granted under Article 1 hereof) pursuant to Section 365(n) of the U.S. Bankruptcy Code; or (b) receive a complete duplicate of, or complete access to, all Intellectual Property licensed hereunder constituting "intellectual property" under Section 101 of the Bankruptcy Code and all embodiments thereof. If such Intellectual Property is not already in the licensed party's possession, it shall be promptly delivered to the licensed party upon such party's written request (i) upon any such commencement of a bankruptcy proceeding, unless the licensing party elects to continue to perform all of its obligations under this Agreement; or (ii) upon the rejection of this Agreement by or on behalf of the licensing party.

                  Article 8. Miscellaneous.
                             --------------

                  Section 8.1. Notices. All notices, requests, demands and other
                               -------
communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, if telecopied or mailed, first class mail, postage prepaid, return receipt requested, or by overnight courier as follows:

                   If to Glenayre:

                   GTI Acquisition Corp.
                   One Capital Place, P.O. Box 1034
                   Grand Cayman, British West Indies
                   Attention:  President
                   Facsimile No.:  (345) 949-8499

                   with copies to:

                   Glenayre Electronics, Inc.
                   5935 Carnegie Boulevard
                   Charlotte, North Carolina  28209
                   Attention:  President
                   Facsimile No.:  (704) 553-7878

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                                                                               7

                   Kennedy Covington Lobdell & Hickman, L.L.P.
                   Bank of America Corporate Center
                   100 North Tryon Street, Suite 4200
                   Charlotte, NC 28202
                   Attention:  Eugene C. Pridgen
                   Facsimile No:  (704) 331-7598

                   If to WMC:

                   WMC Holding Corp.
                   c/o Leeward Technology Partners
                   101 California Street
                   Suite 2825
                   San Francisco, CA 94111
                   Attention:  Jonathan N. Zakin
                   Facsimile No.:  (415) 772-9289

                   and

                   WMC Holding Corp.
                   c/o Ripplewood Holding LLC
                   One Rockefeller Plaza
                   32nd Floor
                   New York, NY 10020
                   Attention:  Jeff Hendren
                   Facsimile No.:  (212) 218-2778

                   with a copy to:

                   Simpson Thacher & Bartlett
                   3373 Hillview Avenue
                   Palo Alto, CA 94304
                   Attention:  Daniel Clivner
                   Facsimile No.:  (650) 251-5002

or to such other address as either party shall have specified by notice in writing to the other party. All such notices, requests, demands and communications shall be deemed to have been received on the date of personal delivery or telecopy, on the third business day after the mailing thereof or on the first day after delivery by overnight courier.

                  Section 8.2. Entire Agreement. This Agreement constitutes the
                               ----------------
entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.
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                                                                               8

                  Section 8.3. Binding Effects; Benefit. This Agreement shall
                               ------------------------
inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  Section 8.4. Assignments and Sublicenses. (a) This Agreement,
                               ---------------------------
or any portion thereof or license therein, may not be assigned or sublicensed by either party to any person not controlled by, controlling or under common control with such party, either directly or indirectly, without the prior written consent of the other party, such consent not to be withheld unreasonably; provided that, either party may assign this Agreement in connection with a sale of all or substantially all of its capital stock or assets; provided that, such successor or purchaser shall be expressly bound by all of the assigning or sublicensing party's obligations hereunder, including without limitation, all non-competition obligations.

                  (b) In the event of any permitted assignment, (i) this Agreement shall be binding upon the successors, assigns and/or purchasers of any assigning party; and (ii) all reference herein to Glenayre or WMC shall mean both Glenayre and WMC and their respective assignees, and the assignees shall not be entitled to assign further this Agreement or sublicense rights governed hereby without the prior written consent of the other party.

                  Section 8.5. Amendment; Waiver. This Agreement, including this
                               -----------------
Section, may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by either party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

                  Section 8.6. Governing Law. The validity of this Agreement,
                               -------------
the construction of its terms and the determination of the rights and duties of the parties hereto shall be governed by, and construed in accordance with the laws of the United States and those of the State of New York applicable to contracts made and to be performed wholly within such state and without regard to the conflict of laws principles thereof.

                  Section 8.7. Further Assurances. Each party agrees to execute
                               ------------------
such further documentation and perform such further actions, including the recordation of such documentation with appropriate authorities, as may be reasonably requested by the other party hereto to evidence and effectuate further the purposes and intents set forth in this Agreement and to maintain and protect the validity and/or ownership rights of any
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                                                                               9

Intellectual Property licensed hereunder. Any such actions shall be at the expense of the requesting party, but without any further compensation.

                  Section 8.8. Section Headings; Table of Contents. The section
                               -----------------------------------
headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  Section 8.9. Severability. If any provision of this Agreement
                               ------------
shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

                  Section 8.10. Counterparts. This Agreement may be executed in
                                ------------
any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                              GLENAYRE ELECTRONICS, INC.
                              (on behalf of itself, Glenayre Technologies, Inc. and all of their respective subsidiaries)



                              By: /s/ Eric. L. Doggett
                                  -----------------------------------
                              Name: Eric L. Doggett
                              Title:
                              Date: Nov 1, 1999



                              WESTERN MULTIPLEX CORPORATION


                              By: /s/ Stanley Ciepcielinski
                                  -----------------------------------
                              Name: Stanley Ciepcielinski
                              Title: C.F.O.
                              Date: November 1, 1999